Exhibit 10.8

TOPGOLF INTERNATIONAL, INC.

NONQUALIFIED STOCK OPTION

GRANT NOTICE FOR 2016 STOCK PLAN

Topgolf International, Inc. (the “Company”), hereby grants to the Participant named below a stock option (the “Option”) to purchase any part or all of the number of shares of its Common Stock that are covered by this Option, as specified below, at the exercise price per share specified below and upon the terms and subject to the conditions set forth in this Grant Notice, the Topgolf International, Inc. 2016 Stock Incentive Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time. This Option is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions and the Plan. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Name of Participant:

Grant Date:

Number of Shares of Common Stock covered by Option:

Exercise Price Per Share:

Expiration Date:

Vesting Schedule:

This Option is not intended to qualify as an incentive stock option under Section 422 of the Code. By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Option shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

TOPGOLF INTERNATIONAL, INC.
Participant Signature
By:
Name:	Address:
Title:

TOPGOLF INTERNATIONAL, INC.

STANDARD TERMS AND CONDITIONS FOR

NONQUALIFIED STOCK OPTIONS

These Standard Terms and Conditions apply to the Options granted on or after January 1, 2017 pursuant to the Topgolf International, Inc. 2016 Stock Incentive Plan (the “Plan”), which are identified as stock options and are evidenced by a Grant Notice or an action of the Compensation Committee (the “Committee”) of Topgolf International Inc. (the “Company”) that specifically refers to these Standard Terms and Conditions. In addition to these Terms and Conditions, the Option shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Terms of Option

The Company has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) a stock option (the “Option”) to purchase up to the number of shares of Common Stock set forth in the Grant Notice. The exercise price per share and the other terms and conditions of the Option are set forth in the Grant Notice, these Standard Terms and Conditions (as amended from time to time), and the Plan. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

Nonqualified Stock Option

The Option is not intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly.

Exercise of Option

The Option shall not be exercisable as of the Grant Date set forth in the Grant Notice. After the Grant Date, to the extent not previously exercised, and subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Option shall be exercisable only to the extent it becomes vested, as described in the Grant Notice, to purchase up to that number of shares of Common Stock as set forth in the Grant Notice, provided that (except as set forth below) the Participant remains employed with the Company and does not experience a termination of employment or other separation of service. The vesting period and/or exercisability of an Option may be adjusted by the Committee to reflect any decreased level of employment during any period in which the Participant is on an approved leave of absence or is employed on a less than full time basis.

To exercise the Option (or any part thereof), the Participant shall deliver to the Company a “Notice of Exercise” in a form specified by the Committee, specifying the number of whole shares of Common Stock the Participant wishes to purchase and how the Participant’s shares of Common Stock should be registered (in the Participant’s name only or in the Participant’s and the Participant’s spouse’s names as community property or as joint tenants with right of survivorship).

The exercise price (the “Exercise Price”) of the Option is set forth in the Grant Notice. The Company shall not be obligated to issue any shares of Common Stock until the Participant shall have paid the total Exercise Price for that number of shares of Common Stock. The Exercise Price may be paid in Common Stock, cash or a combination thereof, including the delivery of previously owned Common Stock, withholding of shares of Common Stock deliverable upon exercise of the Option (but only to the extent share withholding is made available to the Participant by the Company), or in such other manner as may be permitted by the Committee.

Fractional shares may not be exercised. Shares of Common Stock will be issued as soon as practical after exercise. Notwithstanding the above, the Company shall not be obligated to deliver any shares of Common Stock during any period when the Company determines that the exercisability of the Option or the delivery of shares of Common Stock hereunder would violate any federal, state or other applicable laws.

Expiration of Option

The Option shall expire and cease to be exercisable as of the earlier of (i) the Expiration Date set forth in the Grant Notice or (ii) the date specified below in connection with the Participant’s termination of employment or separation from service:

(a)

If the Participant’s termination of employment or separation from service is by reason of death, the Participant’s estate, beneficiary or legal representative may exercise the Option (to the extent then vested and exercisable) until the date that is twelve (12) months following the date of such termination of employment or separation from service.

(b)

If the Participant’s termination of employment or separation from service is for any reason other than death or termination for Cause, the Participant may exercise any portion of the Option that is vested and exercisable at the time of such termination of employment or separation from service until the date that is three (3) months following the date of termination of employment or separation from service. Any portion of the Option that is not vested and exercisable at the time of such termination of employment or separation from service shall be forfeited and canceled as of the date of such termination of employment or separation from service. “Cause” shall have the meaning assigned to such term (or as assigned to the term “Substantial Cause”) under the Participant’s employment agreement, if any. If there is no employment agreement, Cause shall mean the Participant’s termination of employment or service for any of the following reasons: (i) Participant’s failure to perform his or her duties and responsibilities to the Company, any Subsidiary or any Affiliate or Participant’s violation of any written Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in injury to the Company, any Subsidiary or any Affiliate; (iii) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company, any Subsidiary or any Affiliate or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company, any Subsidiary or any Affiliate; or (iv) Participant’s material breach of any of his or her obligations under any written agreement or covenant with the Company, any Subsidiary or any Affiliate. The determination as to whether a Participant’s employment or service has been terminated for Cause shall be made in good faith by the Committee and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s or any Subsidiary’s ability to terminate a Participant’s employment or consulting relationship at any time.

(c)

If the Participant’s termination of employment or separation from service is by the Company for Cause, the entire Option, whether or not then vested and exercisable, shall be immediately forfeited and canceled as of the date of such termination of employment or separation from service.

Restrictions on Resales of Shares Acquired Pursuant to Option Exercise

(a)

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of the exercise of the Option, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers, (iv) provisions requiring Common Stock be sold on the open market or to the Company in order to satisfy tax withholding or other obligations and/or (v) mandatory holding periods.

(b)

Market Stand-Off. The Participant shall not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-1 or Form S-3 and ending on the date specified by the Company and the managing underwriter (such period not to exceed (i) one hundred eighty (180) days in the case of the Company’s first underwritten public offering of its Common Stock under the Securities Act (“IPO”), which period may be extended upon the request of the managing underwriter, to the extent required by any FINRA rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period, or (ii) ninety (90) days in the case of any registration other than the IPO, which period may be extended upon the request of the managing underwriter, to the extent required by any FINRA rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 90-day lockup period), (1) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock, including the Option, which is held immediately before the effective date of the registration statement for such offering or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The Participant further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section or that are necessary to give further effect thereto. In order to enforce the foregoing, the Participant agrees that the Company may impose stop-transfer instructions with respect to any shares of Common Stock of the Participant (and transferees and assignees thereof) until the end of such restricted period.

(c)

Right of First Refusal. At all times prior to the Company’s IPO, before any shares of Common Stock acquired by exercise of the Options (the “Option Shares”) held by the Participant or any permitted transferee (each, a “Holder”) may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (including transfer by gift or operation of law and, collectively, “Transfer” or “Transferred”), the Company or its assignee(s) shall have a right of first refusal to purchase the Option Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).

1.

The Holder of the Option Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise Transfer such the Option Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of the Option Shares to be Transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to Transfer the Option Shares (the “Offered Price”), and the Holder shall offer the Option Shares at the Offered Price to the Company or its assignee(s).

2.

Within fifteen (15) days after receipt of the Notice, the Company and/or its assignee(s) may elect in writing to purchase all, but not less than all, of the Option Shares proposed to be Transferred to any one or more of the Proposed Transferees. The purchase price will be determined in accordance with subsection 5.C.3 below.

3.

The purchase price (the “Purchase Price”) for the Option Shares repurchased under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board or the Committee in good faith.

4.

Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof.

5.

If all of the Option Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may, if and only as permitted under the Plan, sell or otherwise Transfer such Option Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other Transfer is consummated within forty-five (45) days after the date of the Notice (or if later, the date of the proposed Transfer as set forth in the Notice) and provided further that any such sale or other Transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Option Shares in the hands of such Proposed Transferee. If the Option Shares described in the Notice are not Transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal as provided herein before any Option Shares held by the Holder may be sold or otherwise Transferred.

6.

Anything to the contrary contained in this Section notwithstanding, the Transfer of any or all of the Option Shares during Participant’s lifetime or on Participant’s death by will or intestacy to Participant’s Immediate Family (as defined below) or a trust for the benefit of Participant’s Immediate Family shall be exempt from the Right of First Refusal. As used herein, “Immediate Family” shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister or stepchild (whether or not adopted). In such case, the transferee or other recipient shall receive and hold the Option Shares so Transferred subject to the provisions of this Section (including the Right of First Refusal), and there shall be no further Transfer of such Option Shares except in accordance with the terms of this Section.

(d)

Voting Agreement. In the event that the grant of the Option causes the Participant to hold capital stock of the Company constituting one percent (1%) or more of the Company’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon the exercise of or conversion of outstanding options, warrants, or convertible securities, as if exercised and/or converted or exchanged), then as of the Grant Date, the Participant shall execute and agree to be bound by the terms of that certain Fourth Amended and Restated Voting Agreement dated November 10, 2017 as amended from time to time (the “Voting Agreement”).

(e)

Right of First Refusal and Co-Sale Agreement. Upon any exercise of this Option, the Participant shall execute and agree to be bound by the terms of that certain Third Amended and Restated Right of First Refusal and Co-Sale Agreement dated November 10, 2017, as amended from time to time, by executing a counterpart signature page thereto as an Investor (as defined thereunder).

Income Taxes

The Company shall not deliver shares of Common Stock in respect of the exercise of any Option unless and until the Participant has made arrangements satisfactory to the Company to satisfy applicable withholding tax obligations. The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the exercise of the Option from any amounts payable by it to the Participant (including, without limitation, future cash wages).

Non-Transferability of Option

Except as permitted by the Committee or as permitted under the Plan, the Participant may not assign or transfer the Option to anyone other than by will or the laws of descent and distribution and the Option shall be exercisable only by the Participant during his or her lifetime. The Company may cancel the Participant’s Option if the Participant attempts to assign or transfer it in a manner inconsistent with this Section.

[Restrictive Covenants

In consideration for the grant of the Option, the Participant agrees as follows:

Confidentiality. The Participant acknowledges and agrees that during his or her employment with the Company the Participant has received, will receive, and will continue to receive, confidential information that is unique, proprietary, and valuable to the Company (“Confidential Information”). Accordingly, the Participant acknowledges and agrees that at all times during his employment by the Company and thereafter: (i) all Confidential Information shall remain and be the sole and exclusive property of the Company; (ii) the Participant will protect and safeguard all Confidential Information; (iii) the Participant will hold all Confidential Information in strictest confidence and not, directly or indirectly, disclose or divulge any Confidential Information to any person other than an officer, director, or employee of, or legal counsel for, the Company, to the extent necessary for the proper performance of his or her responsibilities unless authorized to do so by the Company or compelled to do so by law or valid legal process; (iv) if the Participant believes he or she is compelled by law or valid legal process to disclose or divulge any Confidential Information, he or she will notify the Company in writing within 24 hours after receipt of legal process or other writing that causes him or her to form such a belief, or as soon as practicable if he or she receives less than 24 hours notice so that the Company may defend, limit, or otherwise protect its interests against such disclosure; and (v) at the end of his or her employment with the Company for any reason or at the request of the Company at any time, the Participant will return to the Company all Confidential Information and all copies thereof, in whatever tangible form or medium, including electronic. However, nothing herein prohibits the Participant from voluntarily communicating, without notice to or approval by the Company, with any federal government agency about a potential violation of federal law or regulation.

Non-Compete. While performing services for the Company and for 12 months thereafter, the Participant agrees that he or she shall not engage in any of the following activities: (i) whether on his or her own behalf or on behalf of any other person, either directly or indirectly, solicit, induce, persuade, or entice, or endeavor to solicit, induce, persuade, or entice, any person who is then employed by the Company or its affiliates (or has been employed by the Company or its affiliates in the 12 months preceding the Participant’s separation from service with the Company) to leave that employment or cease performing those services or offer employment to or hire any such person; (ii) whether on his or her own behalf or on behalf of any other person, either directly or indirectly solicit, induce, persuade, or entice, or endeavor to solicit, induce, persuade, or entice, any person who is then a consultant, independent contractor, customer, supplier, or vendor of the Company or any of its affiliates to cease being a consultant, independent contractor, customer, supplier, or vendor of the Company or any of its affiliates or to encourage to cease work or divert all or any part of such person’s or entity’s business from the Company or any of its affiliates, and (iii) associate directly or indirectly, as an employee, officer, director, agent, partner, stockholder, owner, member, representative, or consultant, with any Competitor (defined below) of the Company or any of its affiliates. As used herein Competitor means any entity that integrates technology, sports, entertainment and hospitality in way that is competitive with or similar to the integration of technology, sports, entertainment and hospitality offered by the Company or the otherwise competes (or plans to compete) with the Company’s business, within any state, province or region (whether in the United States or in any country) in which any member of the Company conducts such business. This restriction extends to the performance by the Participant, directly or indirectly, of the same or similar activities the Participant has performed for the Company or any of its affiliates or such other activities that by their nature are likely to lead to the disclosure of Confidential Information.

Breach of Restrictive Covenants. Notwithstanding any provision of the Plan to the contrary, if a Participant breaches a non-competition, non-solicitation, non-disclosure or other restrictive covenant contained in these Standard Terms and Conditions or any other agreement between the Participant and the Company or any affiliate thereof, whether during the Participant’s service of after the Participant’s termination of service, in addition to any other penalties or restrictions that may apply under any agreement, state law, in equity or otherwise, the Participant shall forfeit or pay to the Company the following: (i) any and all outstanding awards granted to the Participant, including awards that have become vested or exercisable; (ii) any shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant’s termination from service and within the 12-month period immediately before the Participant’s termination of service; (iii) the profit realized by the Participant from the exercise of any Options that the Participant exercised after the Participant’s termination of service or within the 12-month period immediately before the Participant’s termination of service, which profit is the difference between the Option Price of the Option and the fair market value of any shares or cash acquired by the Participant upon exercise of such Option; and (iv) the profit realized by the Participant from the sale, or other disposition for consideration, of any shares received by the Participant in connection with the Plan after the Participant’s termination of service and within the 12-month period immediately before the Participant’s termination of service and where such sale or disposition occurs in such similar time period.]1

[1]	NTD: To be included as applicable

Other Agreements Superseded

Notwithstanding anything to the contrary contained herein, to the extent an employment agreement between the Participant and the Company addresses the treatment of any equity awards granted by the Company to the Participant, the terms of such agreement shall control. Any such employment agreement, the Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Option. Any other prior agreements, commitments or negotiations concerning the Option are superseded. [Notwithstanding the foregoing, the Participant’s covenants described in “Restrictive Covenants” are in addition to, and not in lieu of, any other obligations of the Participant.]2

Limitation of Interest in Shares Subject to Option

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the Option or any part of it. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment or service at any time for any reason.

No Liability of Company

The Company, any Subsidiary or Affiliate which is in existence or hereafter comes into existence, the Board and the Committee shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any award granted hereunder.

[2]	NTD: To be included as applicable

General

(a) In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(b) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

(c) These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(d) These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

(e) In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

(f) All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.

[(g) The grant of this Option to the Participant is a matter entirely separate from any pension right or entitlement he may have and from his terms and conditions of employment and in particular (but without limiting the generality of the foregoing) if the Participant leaves employment or otherwise ceases to be an employee (for any reason), he shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under this Agreement, the Plan or in respect of any Option which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

(h) The Participant hereby consents to, and has procured any necessary consents from dependents and beneficiaries to,: (a) the holding and processing of personal data relating to him or her and his or her dependents and beneficiaries (including sensitive personal data); (b) the disclosure of such personal data to the Company, his or her employer or any affiliate, to any possible purchaser of the Company or any affiliate or of their businesses, to the administrators and advisers in relation to this Option and to any relevant taxation authorities; and (c) the transfer of such data outside the European Union to territories which may not provide the same protections in respect of personal data and including to the Company in the United States of America; all for the purpose of administrating this Option and fulfilling legal or contractual obligations. The Participant may request information on personal data processed by the Company that relates to the Participant and the Participant may require the Company to rectify or delete incorrect or unnecessary personal data.

(i) Any reference in the Plan to an “indictable crime under Federal, state or local law” shall include a reference to any criminal offence under any applicable law involving dishonesty or carrying a custodial penalty.]3

Electronic Delivery

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, the Option and the Common Stock via Company web site or other electronic delivery.

Confidentiality of Agreement

By executing the Grant Notice, the Participant agrees that he or she shall keep confidential all of the terms and conditions, including amounts, in the Grant Notice and these Standard Terms and Conditions and shall not disclose them to any person other than the Participant’s spouse, the Participant’s legal or financial advisor, or governmental officials who seek such information in the course of their official duties, unless compelled by law to do so.

[3]	NTD: To be included as applicable.